AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment, dated as of May 1, 2014, amends the Global Custody Agreement, dated as of December 14, 2006 as amended to date (the "Custodian Agreement"), by and between State Street Bank and Trust Company (the “Bank”) and each of the investment companies and other pooled investment vehicles (which may be organized as corporations, business or other trusts, limited liability companies, partnerships or other entities) managed by Capital Research and Management Company and listed on Appendix A thereto, as amended from time to time (each, a "Customer").

The Bank and each Customer hereby agree to replace the existing Appendix A to the Custodian Agreement with the updated appendix below, to reflect all Customers who are parties to the Custodian Agreement as of such date.

APPENDIX A

CUSTOMERS AND PORTFOLIOS

Dated as of May 1, 2014

The following is a list of Customers and their respective Portfolios for which the Bank shall serve under this Agreement.

CUSTOMER PORTFOLIO:	EFFECTIVE AS OF:
American Funds Fundamental Investors d.b.a. Fundamental Investors	December 14, 2006
The Growth Fund of America	December 14, 2006
The New Economy Fund	December 14, 2006
SMALLCAP World Fund, Inc.	December 14, 2006
American Funds Insurance Series – Blue Chip Income and Growth Fund	December 14, 2006
Global Growth Fund	December 14, 2006
Global Small Capitalization Fund	December 14, 2006
Growth Fund	December 14, 2006
International Fund	December 14, 2006
Growth-Income Fund	December 14, 2006
Asset Allocation Fund	December 14, 2006
Bond Fund	December 14, 2006
High-Income Bond Fund	December 14, 2006
U.S. Government/AAA-Rated Securities Fund	December 14, 2006
Cash Management Fund	December 14, 2006
Global Growth and Income Fund	December 14, 2006
New World Fund	December 14, 2006
Global Bond Fund	December 14, 2006
International Growth and Income Fund	October 1, 2008
Global Balanced Fund	May 2, 2011

Mortgage Fund	May 2, 2011
Corporate Bond Fund	May 1, 2013
Capital Income Builder	May 1, 2014

American Funds College Target Date Series	September 14, 2012
American Funds College Enrollment Fund
American Funds College 2015 Fund
American Funds College 2018 Fund
American Funds College 2021 Fund
American Funds College 2024 Fund
American Funds College 2027 Fund
American Funds College 2030 Fund

American Funds Global High-Income Opportunities Fund	December 14, 2012

[Signature page follows]

IN WITNESS WHEREOF, each of the Customers and the Bank has executed this Appendix A as of the date first-written above. Execution of this Appendix A by more than one Customer shall not create a contractual or other obligation between or among such Customers (or between or among their respective portfolios) and this Appendix shall constitute a separate agreement between the Bank and each Customer on behalf of itself or each of its portfolios.

Each of the Customers Listed on Appendix A

Above, on behalf of Itself or

its Listed Portfolios

By: Capital Research and Management Company*	State Street Bank and Trust Company

By: ____________________________	By: ____________________________
Name: Michael J. Downer	Name: Michael F. Rogers
Title: Senior Vice President and Secretary	Title: Executive Vice President

* Pursuant to delegated authority.